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                                                                    Exhibit 5.01

                     [Letterhead of Lowenstein Sandler PC]

                                                                  March 15, 1999

Bergen Brunswig Corporation
4000 Metropolitan Drive
Orange, California 92868

Re:     Registration Statement on Form S-4 of Bergen Brunswig Corporation

Ladies and Gentlemen:

We are acting as special counsel to Bergen Brunswig Corporation, a New Jersey corporation ("Bergen"), in connection with the Registration Statement being filed by Bergen with the Securities and Exchange Commission (the "Registration Statement") with respect to up to 26,282,129 shares of Class A Common Stock, par value $1.50 per share, of Bergen ("Bergen Common Stock") proposed to be issued in connection with the merger (the "Merger") of Peacock Merger Corp., a Delaware corporation and a wholly owned subsidiary of Bergen ("Subcorp"), with and into PharMerica, Inc., a Delaware corporation ("PharMerica"), as described in the Joint Proxy Statement/Prospectus that is a part of the Registration Statement (the "Joint Proxy Statement/Prospectus"). In connection with this opinion, we have reviewed the Registration Statement and the exhibits thereto, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, certificates of public officials and of officers of Bergen and Subcorp, and other instruments, and such matters of law and fact as we have deemed necessary to render the opinion contained herein.

Based upon and subject to the foregoing, we are of the opinion that the shares of Bergen Common Stock being registered under the Registration Statement, when issued pursuant to the Merger following approval of the Agreement and Plan of Merger, dated as of January 11, 1999, by and among Bergen, Subcorp and PharMerica, by the requisite votes of the stockholders of PharMerica and Bergen, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "LEGAL MATTERS" in the Joint Proxy Statement/Prospectus contained therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

Very truly yours,


/s/ LOWENSTEIN SANDLER PC